                                                               EXHIBIT 10.36

                               HADSON CORPORATION
                            HADSON GAS SYSTEMS, INC.
                         UNITED LP GAS CORPORATION AND
                    WESTERN NATURAL GAS & TRANSMISSION CORP.

                      FIRST AMENDMENT TO CREDIT AGREEMENT

To Bank of Montreal, individually
and as Agent and the other Banks
party to the December 14, 1993
Credit Agreement with the undersigned

Gentlemen:

         The undersigned, Hadson Corporation, a Delaware corporation (the "Company") Hadson Gas Systems, Inc., an Oklahoma corporation ("Gas Systems"), United LP Gas Corporation, an Oklahoma corporation ("United") and Western Natural Gas & Transmission Corp., a Colorado corporation ("Western") refer to the Credit Agreement dated as of December 14, 1993 as currently in effect between us (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit
Agreement.   The Obligors  execute and  deliver this  Agreement for this purpose, inter alia, of amending the Credit Agreement in certain respects and for the other uses and purposes hereinafter set forth.

I.       The Credit Agreement.

         Upon satisfaction of the conditions precedent to effectiveness set forth below, the Credit Agreement shall be amended as follows:

         (A) Section 1.1. (General Terms Applicable to the Revolving Credit). Section 1.1 of the Credit Agreement shall be amended by striking the third sentence thereof and substituting the following therefor:

                 "The maximum amount of the Revolving Credit which each Bank agrees to extend hereunder shall, subject to Sections 2.8,
                 10.12 and 10.18 hereof, be as set forth below:

                                                               Amount
         Banks                                              of Commitment:
Bank of Montreal                                            $25,000,000
The First National Bank of Chicago                          $12,500,000
The First National Bank of Boston                           $12,500,000
The Fuji Bank Limited, Houston Agency                       $12,500,000
Union Bank                                                  $12,500,000

         (B)     Section  1.2.  (The  Loans).   Section  1.2  of  the  Credit
Agreement shall be amended by striking the figure "$10,000,000" appearing in the first sentence thereof and substituting the figure "$15,000,000" therefor and and by adding the following proviso at the end of such sentence:

                 "provided, however, that the maximum amount of the Revolving Credit which may be availed of by the Company in the form of Loans shall automatically and permanently reduce to $10,000,000 on the later of May 15, 1995 or the date which is 15 days prior to the last day of the last month in which Santa Fe has agreed to defer $5,000,000 of payments due from Gas Systems on and subject to the terms and conditions set forth in the Santa Fe Letter Agreement (as hereinafter defined) pursuant to an amendment to the Santa Fe Letter Agreement satisfactory to the Agent in the form and substance."

         (C)     Section 2.7.  (Mandatory Prepayments).   Section 2.7 of the
Credit Agreement shall be amended by adding the phrase "or the Commitments as then in effect, whichever is less" immediately following the phrase "as then determined and computed" in the first sentence thereof. Section 2.7 of the Credit Agreement shall be further amended by adding the following sentence at the end thereof:

                 "In the event that the outstanding principal amount of the Notes shall at any time exceed the maximum amount of the Revolving Credit which may then be availed of by the Company in the form of Loans pursuant to Section 1.2 hereof, the Company shall pay over the amount of the excess to the Agent immediately as and for a mandatory prepayment on the Notes."

         (D)     Section 2.8 (Terminations).   Section 2.8 of the Credit
Agreement shall be amended by adding the following sentence at the end thereof:

                 "In the event that the maximum amount of the Revolving Credit which may be availed of by the Company in the form of Loans is reduced pursuant to Section 1.2 hereof from $15,000,000 to $10,000,000 then in that event, effective with such reduction, the Commitments shall be automatically and permanently reduced by $5,000,000, with such reduction being applied ratably as among the Commitments of the Banks."

         (E)     Section 6.9. (Acquisitions, Investments, Loans and Advances).
Section 6.9 of the Credit Agreement shall be amended by striking the word "and" at the end of subsection (j) thereof, by striking the period at the end of subsection (k) thereof and substituting a semicolon therefor, by adding the word "and" immediately following such semicolon and by adding the following additional subpart (l) thereto:

                 "        (l)     the notes  and preferred stock  of the
                 Purchaser (as hereinafter defined) to be received by the Company as part of its sale of the capital stock of United pursuant to the Approved Stock Purchase Agreement."

         (F)     Section 6.10   (Indebtedness).  Section  6.10 of the  Credit
Agreement shall be amended by striking the word "and" appearing at the end of subsection (h) thereof, by striking the period at the end of subpart
(i) thereof and substituting a semicolon therefor and adding the word "and" immediately after that semicolon and by adding the following new subsection (j) thereto:

                 "        (j)     Subordinated  Indebtedness provided,
                 however, that the Subordinated Indebtedness shall not be incurred for any purpose other than satisfying the liabilities of the Company and/or its Subsidiaries to Santa Fe, West Texas Transmission Corp. or Brent Jordan arising in connection with a suit filed in December 1990 in Harris County, Texas by West Texas Transmission Corp. and Brent Jordan against certain Subsidiaries and prior to the issuance of such Subordinated Indebtedness the Company shall provide the Agent with such evidence as it may reasonably require establishing that upon the issuance of the Subordinated Indebtedness the Company and its Subsidiaries shall have no further liability with respect to the foregoing matters."

         (G) Section 6.13 (Clean-Down and Clean-Up). Section 6.13 of the Credit Agreement is amended by adding the following sentence at the end thereof:

                 "It is further agreed that, anything contained elsewhere in this Agreement to the contrary notwithstanding, the Company will for not less than five consecutive Business Days during each month cause the aggregate unpaid principal balance of the Notes not to exceed $10,000,000."

         (H)     Section 6.16. (Mergers, Consolidations and Sales).  Section
6.16 of the Credit Agreement shall be amended by adding the following additional provisions thereto:

                 "The foregoing provisions of this Section 6.16 to the contrary notwithstanding, the Company may sell all of the capital stock of United to United Acquistion Corp. (the "Purchaser") pursuant to the Approved Stock Purchase Agreement on and subject to the following additional terms
                 and conditions:   (i) no Default  or Event of  Default shall
                 have occurred and be continuing either immediately before or immediately after confirmation of such sale and the Agent shall have received a certificate of a responsible officer of the Company to the foregoing effect, (ii) such sale shall be consummated on or before January 31, 1995 or such later date as may be approved by the Required Banks; (iii) all obligations of United and its subsidiaries to the Company or any other Subsidiary of the Company shall have been paid and satisfied in full except for ordinary short-term trade payables and accruals which shall be discharged in the ordinary course of business and except that intercompany amounts due from the Company to United and from United to the Company may be cancelled and discharged as contemplated by Section 1.04(f) of the Approved Stock Purchase Agreement and the Agent shall have received a certificate of a responsible officer of the Company to the foregoing effect;
                 (iv) the sale shall be consummated substantially in accord with the requirements of the Approved Stock Purchase Agreement subject to such exceptions, waivers and amendments as may be approved by the Agent (or the Required Banks to the extent required by the definition of the term "Approved Stock Purchase Agreement") and the Agent shall have received a certificate of a responsible officer of the Company to the foregoing effect; (v) the promissory note and Series A Redeemable Preferred Stock of the Purchaser which is to be received pursuant to the Approved Stock Purchase Agreement shall be in the forms prescribed by the Approved Stock Purchase Agreement or such other forms as may be approved by the Agent and shall be delivered and pledged to the Collateral Agent (and shall constitute part of the Collateral as shall all rights of the Company to payments under the Approved Stock Purchase Agreement) first to secure the obligations of the Company to the Banks and the Agent under the Loan Documents and second to secure the Prudential Indebtedness all pursuant to documentation reasonably satisfactory to the Agent in form and substance, (vi) all Letters of Credit issued for the account of United shall have been cancelled or terminated or Bank of Montreal shall in its discretion have assumed liability for such letters of credit in a manner acceptable to the Banks (with the Banks to no longer participate in the credit risk incident to such letters of credit and with the liability in respect of such letters of credit to no longer be secured with the Collateral), (vii) such amendments shall have been made to the Collateral Agency Agreement and any Collateral Documents running in favor of the Collateral Agent as the Agent may deem necessary or appropriate to provide for the deposit and pledge with the Collateral Agent of the note and redeemable preferred stock of the Purchaser to be received by the Company pursuant to the Approved Stock Purchase Agreement and to provide for a perfected lien thereon, (viii) the Prudential Entities shall have approved the sale of the capital stock of United, any conditions to such approval shall have been satisfied and the Prudential Entities shall have acknowledged that the consideration received and to be received in connection with such sale shall not trigger a requirement for prepayment of the Prudential Indebtedness or for any of such proceeds to be held segregated for or used to acquire other assets (it being acknowledged that the amount of consideration to be received in respect of such sale may nonetheless count against or reduce the amount of proceeds which the Company is not required to so use or apply out of subsequent asset sales pursuant to the terms of the New Securities Purchase Agreement); and (ix) the Company shall have demonstrated to the reasonable satisfaction of the Agent (including through the use of reasonable estimates of receivables if the precise amount of same is not practically ascertainable) that immediately after giving effect to such sale (including without limitation the effect of the exclusion of the accounts receivable of United from the Borrowing Base, the exclusion of the letters of credit issued for the account of United from the letters of credit and the application of any proceeds from the sale to the retirement of indebtedness outstanding under the Credit Agreement) the available and unused amount of the Commitments will not be less than it was immediately prior to giving effect to the consummation of such sale.

                          It is  understood that absent the occurrence of a
                 Default or Event of Default, the Company shall be entitled to receive and utilize in the ordinary course of its business, and subject to the other terms and conditions of the Credit Agreement as amended hereby, the cash payments made and to be made under the Approved Stock Purchase Agreement and all payments of principal, interest and dividends on the notes and redeemable preferred stock of the Purchaser to be received by the Company pursuant to the Approved Stock Purchase Agreement.

                          Upon consummation of  the sale of the  capital stock
                 of United pursuant to the foregoing (i) United shall cease to be an Obligor, a Subsidiary and a Restricted Subsidiary for purposes of the Credit Agreement and the Banks hereby authorize the Agent to take such actions as it shall deem necessary or appropriate in order to release United from and against any liability to the Banks under the Loan Documents and to release, or cause the Collateral Agent to release, any liens on the assets of United granted pursuant to the Loan Documents and (ii) those letters of credit for which United is the applicant shall cease to be "Letters of Credit" and the applications therefor shall cease to be "Applications" for all purposes of the Credit Agreement and the other Loan Documents. It is acknowledged and agreed that if Bank of Montreal elects to assume full liability for the letters of credit issued on behalf of United, it may require that the Company continue to be liable to it in respect of such letters of credit (but such liability shall no longer be secured with the Collateral) and Bank of Montreal may retain any amounts paid to it in respect of such letters of credit solely for its own account, including any amounts paid under any letters of credit backing up its credit exposure in respect of such letters
                 of credit.   The Agent is further authorized on behalf  of the
                 Banks to take such action as shall be necessary to cause the Collateral Agent to release its lien on the capital stock of

                 United to the extent necessary to effectuate a sale of such capital stock consummated in accord with the above and foregoing requirements."

         (I) Section 6. Additional Covenants. Section 6 of the Credit Agreement is further amended by adding the following additional provisions thereto:

                          "Section 6.21.   No Modification to Santa Fe Letter
                 Agreement. Gas Systems will not amend, modify, waive any of its rights under, or terminate, that certain letter agreement dated as of December 15, 1994 by and between Santa Fe Energy Operating Partners, L.P. and Gas Systems in the form heretofore delivered to the Banks (the "Santa Fe Letter Agreement"), the Company hereby representing that as of the date the conditions precedent to effectiveness of this First Amendment to Credit Agreement are satisfied, the Santa Fe Letter Agreement will be in full force and effect without amendment, modification or waiver.

                          Section 6.22.    No  Prepayment of  Subordinated
                 Indebtedness.   The  Company will  not  prepay, acquire  or
                 retire or amend, modify or make any payment contrary to the terms of the promissory note of the Company referred to in the definition of the term "Subordinated Indebtedness"."

         (J) Section 7.1(b). (Certain Events of Default) Section 7.1(b) of the Credit Agreement shall be amended by adding the phrase "or Section 6.21 or 6.22 hereof" immediately following the phrase "or 6.20 hereof".

         (K)     Section 8.  (Definitions).   Section 8 of the Credit Agreement
shall be amended by adding the  following additional definitions thereto:

                 "        The term "Approved Stock  Purchase Agreement" shall
                 mean the Stock Purchase Agreement between the Company, United and United Acquisition Corp. in the form of the stock purchase agreement dated December 21, 1994 between such companies heretofore delivered to the Banks with such amendments and modifications thereto as may be approved by the Required Banks or, in the case of amendments and modifications which do not materially effect the calculation of the purchase price for the capital stock to be purchased thereunder or the time or mode of payment therefor, by the Agent.

                          The term  "Subordinated Indebtedness"  shall mean
                 the indebtedness evidenced by that certain Subordinated Note of the Company in the principal sum of $2,350,000 and maturing on November 18, 2004 in the form (with appropriate insertions) of the draft of such Subordinated Note dated November 18, 1994 and heretofore delivered to the Banks or in such other form as shall be approved by the Required Banks.

                 The term "United Sale Date" shall mean the date on which the sale of the capital stock of United to United Acquisition Corp. is consummated pursuant to the Approved Stock Purchase Agreement."

II.      Conditions Precedent to Effectiveness.

         The above and foregoing amendments shall not become effective unless and until each and all of the following conditions precedent have been satisfied:

                 (A) the Agent shall have received counterparts hereof (either as originals or at its discretion by facsimile transmission) which, taken together, bear the signatures of the Banks and the Obligors;

                 (B) the Company shall have secured the consent of the Prudential Entities to the above and foregoing amendments as and to the extent that such consent is required pursuant to the terms of the New Securities Purchase Agreement or Intercreditor Agreement, which consent shall include an acknowledgement that all references to the Credit Agreement in the Intercreditor Agreement or Collateral Agency Agreement are references to the Credit Agreement as so amended,

                 (C) the Company and the Obligors and other Pledgors shall have executed and delivered such instruments and documents as the Agent may reasonably require in order to assure that the liens of the Collateral Documents continue in full force and effect and extend and apply to the obligations of the Obligors under the Loan Documents as increased and modified hereby,

                 (D) the Agent shall have received for the account of each Bank a new promissory note of the Company in the form annexed hereto as Exhibit A in the amount of such Bank's commitment as increased hereby which may be availed of in the form of Loans, such promissory notes to be deemed issued in replacement for the promissory notes of the Company currently outstanding under the Credit Agreement and to constitute "Notes" for all purposes of the Loan Documents,

                 (E) the Agent shall have received from Santa Fe a letter satisfactory to the Agent in form and substance pursuant to which Santa Fe acknowledges that its obligations to make certain deferrals on and subject to the specific conditions set forth in the Santa Fe Letter Agreement is otherwise absolute and unconditional, undertaking to make the deferral payments within one business day of payment to Santa Fe of any previous deferred amounts and agreeing to deposit such deferred amounts in the Revenue Account established pursuant to the December 14, 1993 Revenue Account Agreement among Harris Trust and Savings Bank, Gas Systems, Santa Fe and Santa Fe Energy Operating Partners, L.P.,

                 (F) the Agent shall have received for each Bank a nonrefundable closing fee equal to the sum of (i) 1/8 of 1% of the amount of its Commitment immediately prior to giving effect to this Agreement and (ii) 4/10 of 1% of the amount by which its Commitment is increased by this Agreement,

                 (G) the Agent shall have received for its own use and benefit such fees as the Company has agreed to pay to it,

                 (H) the Agent shall have received resolutions of the Boards of the Directors of the Obligors, in form and substance satisfactory to the Agent, approving this amendment and all instruments and documents executed and delivered in furtherance thereof or in satisfaction of the conditions precedent to effectiveness set forth above,

                 (I) all legal matters incident to the transactions contemplated hereby shall be satisfactory to the Banks and their counsel and the Banks shall have received the favorable written opinion of acceptable counsel for the Obligors and other Pledgors in form and substance satisfactory to the Banks and their counsel, with respect to the power and authority of the Obligors to enter into this

         Agreement, the replacement promissory notes contemplated hereby and the other instruments and documents to be delivered pursuant hereto and the power and authority of the Obligors to perform and observe all of the matters and things herein and therein contained, the fact that the execution and delivery thereof will not nor will the observance or performance of any of the matters or things herein or therein provided for, contravene any provision of law known to counsel after due inquiry or of the charter or by-laws of the Obligors or of any provision of any material agreement binding upon the Obligors or effecting any of their properties or assets and as to the due authorization for and the validity and enforceability of this Agreement and such other instruments and documents. In expressing its opinion as to the validity and enforceability hereof and of such other instruments and documents which are governed by the laws of Illinois, counsel may assume that the laws of the Illinois do not differ in any respect material to its opinion from those of the State of Texas or Oklahoma, depending on the jurisdiction in which counsel is admitted to practice, and

                 (J) no Default or Event of Default shall have occurred and be continuing as of the date all of the above and foregoing conditions have been satisfied and the Agent shall have received a certificate to the foregoing effect signed by a responsible officer of the Company.

III.     Exhibits.

         Exhibit A to the Credit Agreement is amended and as so amended is restated in its entirety to read in accord with Exhibit A attached hereto.

IV.      The Guaranties and the Collateral Documents.

         The Obligors and each of them acknowledge and agree that (i) all referencs to the Credit Agreement in the Guaranties and the Collateral Documents shall be deemed referenced to the Credit Agreement as amended hereby, (ii) all references to the "Notes" in the Guaranties and Collateral Documents shall be deemed to include references to any promissory notes of the Company issued pursuant to this Agreement and (iii) that the Guaranties and Collateral Documents continue in full force and effect and shall extend, apply, guarantee and secure all indebtedness, obligations and liabilities of the Obligors or any of them arising under the Credit Agreement as amended hereby and as the same may from time to time hereafter be amended, modified or supplemented as well as all indebtedness, obligations and liabilities arising under the other Loan Documents.

V.       Miscellaneous.

         Except as specifically amended hereby all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and
in full force  and effect.   No reference  to this  First Amendment  to Credit
Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement or Notes in any of such to be deemed to be a reference to the Credit Agreement as amended hereby and to the Notes to be issued by the Company to the Banks pursuant hereto. No provision hereof may be amended or waived except in a writing signed by the Company and the Bank (provided that after this amendment becomes effective then amendments to the Credit Agreement provided for herein may be approved by the Required Banks as and to the extent permitted by Section 10.13 of the Credit Agreement). This Agreement may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all but one and the same instrument. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois. The section headings used in this Agreement are for reference only and shall not effect the construction of the Agreement. THIS AGREEMENT TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS,  OR SUBSEQUENT ORAL AGREEMENTS  OF THE PARTIES.   THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties contributed substantially to the negotiation of this Agreement.

         Upon your acceptance hereof in the space provided for that purpose below, this Agreement shall be a contract between us for the uses and purposes hereinabove set forth.

Executed and delivered at Chicago, Illinois as of this 30th day of December, 1994.

                                   Hadson Corporation

                                   By  /s/ Robert P. Capps
                                      Its  Executive Vice President

                                   Hadson Gas Systems, Inc.

                                   By  /s/ Robert P. Capps
                                      Its  Vice President

                                   United LP Gas Corporation
                                   By  /s/ Robert P. Capps
                                      Its  Vice President

                                   Western Natural Gas & Transmission  Corp.
                                   By  /s/ Robert P. Capps
                                      Its  Vice President

Accepted and agreed to as of the date last above written.

                                   Bank of Montreal
                                   By   /s/  J. Michael Linton
                                      Its  Director

                                   The First National Bank of Chicago
                                   By   /s/ Daniel B. Catlin
                                      Its  Assistant Vice President

                                   The First National Bank of Boston
                                   By   /s/ Richard A. Low
                                      Its  Division Executive

                                   The Fuji Bank Limited, Houston  Agency
                                   By  /s/ Masayuki Kawanishi
                                      Its  Joint General Manager

                                   Union Bank
                                   By  /s/ Carl Stutzman
                                      Its Vice President

                                   EXHIBIT A

                               HADSON CORPORATION
                            REVOLVING CREDIT NOTE

                                                             Chicago, Illinois
$__________________                                          December 30, 1994

         On the Termination Date (as that term is defined in the Credit Agreement hereinafter mentioned), for value received, the undersigned, Hadson Corporation, a Delaware corporation (the "Company"), promises to pay to the order of____________________________ (the "Bank"), at the principal office of Bank of Montreal in Chicago, Illinois, the principal sum of (i) ________________________ Dollars ($_______________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         The Company promises to pay interest (computed on the basis of a year of 365 or 366 days as appropriate for the actual number of days elapsed) at such office on the balance of principal from time to time outstanding and unpaid hereon (i) prior to the maturity hereof (whether by lapse of time, acceleration or otherwise) at the rate per annum determined by adding 1% to the Base Rate as from time to time in effect and (ii) from and after the maturity thereof at the rate per annum determined by adding 3% to the Base Rate as from time to time in effect, interest to be due and payable quarterly on the last day of each calendar quarter and at maturity with interest accruing after maturity to be due and payable on demand. Any change in the interest rate hereon resulting from a change in the Base Rate (or any component thereof) shall be and become effective as of and on the date of the relevant change in the Base Rate or component thereof.

         The term "Base Rate" shall mean for any day the greater of:

                 (i) the rate of interest established from time to time by Bank of Montreal as the base rate it will use to determine the rate of interest on United States dollar loans made in the United States of America and designated by Bank of Montreal as its U.S. prime rate, it being understood that such rate may not be Bank of Montreal's best or lowest rate; or

                 (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the rate determined by Bank of Montreal (based on quotations received from two or more Federal funds dealers of recognized standing) to be the prevailing rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at approximately 10:00 A.M. (Chicago time) (or as soon thereafter as is practicable) on such day for the purchase at face value of Federal funds in the secondary market in an amount approximately equal to the principal amount hereof, plus (y) 1/2 of 1% (0.50%).

         Each loan made under the Revolving Credit provided for in the Credit Agreement by the Bank to the Company against this Note and any repayment of principal hereon, shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note absent manifest error.

         This Note is issued by the Company under the terms and provisions of a Credit Agreement dated as of December 14, 1993 between the Company, certain subsidiaries thereof, Bank of Montreal as Agent and the Banks from time to time party thereto as thereafter amended (the "Credit Agreement") and is secured, inter alia, by certain instruments and documents from the Company and others, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note has been issued in replacement for a Revolving Credit Note of the Company dated _____________________ in the face principal sum of $__________ and payable to the order of the Bank (the "Prior Note") and evidences all indebtedness formerly evidenced by the Prior Note as well as all loans hereafter made by the Bank to the Company under the Revolving Credit provided for in the Credit Agreement. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

         The Company hereby waives presentment for payment and demand.

                                         Hadson Corporation


                                         By:__________________________
                                           Its:_______________________





                                      -2-